UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    February 6, 2017

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 13, 2017 Inuvo, Inc. filed a Current Report on Form 8-K/A containing certain financial information related to its recent acquisition of the assets of NetSeer, Inc., a Delaware entity (the "Original 8-K/A). This Amendment No. 2 on Form 8-K/A is being filed to correct certain ministerial errors in such filing and supersedes in its entirety the Original 8-K/A.

Item 9.01	Financial Statements and Exhibits.

As reported in the Current Report on Form 8-K filed on February 7, 2017, on February 6, 2017 Inuvo, Inc. (the "Company") entered into an Asset Purchase Agreement by and among the Company, NetSeer Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and NetSeer, Inc., a Delaware corporation ("NetSeer") pursuant to which we acquired substantially all of the assets of the NetSeer. This Current Report on Form 8-K/A is being filed to provide the required historical and pro forma financial information.

(a)    Financial statements of business acquired.

Filed as Exhibit 99.1 to this Current Report are the audited financial statements of NetSeer, Inc. for the year ended December 31, 2016.

(b)    Pro forma financial information.

Filed as Exhibit 99.2 to this Current Report are our unaudited pro forma financial statements for the year ended December 31, 2016.

(d)    Exhibits.

Exhibit No.	Description

23.1	Consent of Mayer Hoffman McCann P.C.
99.1	Audited financial statements of NetSeer, Inc. for the year ended December 31, 2016.
99.2	Unaudited pro forma financial statements of Inuvo, Inc. for the year ended December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: April 17, 2017	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

Index of Exhibits

Exhibit No.	Description

23.1	Consent of Mayer Hoffman McCann P.C.
99.1	Audited financial statements of NetSeer, Inc. for the year ended December 31, 2016.
99.2	Unaudited pro forma financial statements of Inuvo, Inc. for the year ended December 31, 2016.

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